UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2016

KNIGHT KNOX DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kemp House, City Road, London England	EC1V 2NX
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 800 902 278

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective November 18, 2016, we entered into a senior promissory note in the principal amount of $30,000 payable to Malibu Investments Limited. The promissory note accrues interest at 10% per annum. Principal and accrued interest shall either be payable in a lump sum on or before November 18, 2017 (the “Maturity Date”) or if prior, will automatically convert into the next private placement held by Knight Knox Development Corp., (assuming its acquisition of Knight Knox) by the Maturity Date. In the event of a conversion of the note into the proposed private placement, the full amount of principal, together with any interest accrued through the date of conversion shall be converted into the proposed private placement with a minimum investment of $500,000 at a 30% discount.

Item 5.01 Change in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 18, 2016, we accepted the resignation of James Manley as our President Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a director. Mr. Manley's resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

On November 18, 2016, Peter O'Brien was appointed President Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a director of our company.

Peter O'Brien - President Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Peter O’Brien has been in the e-commerce recruitment industry since 2004, founding and leading successful firms, Driver & Labour Recruit and Hanrahan & O`Brien Consultants in 2005. After building both companies to profitablity Mr. O’Brien sold his positions in 2006. In 2008 Mr. O’Brien worked for HSBC International in Jersey, Channel Islands, UK, in the Private Client space. In 2012 he founded Nursing Station, a e-commerce company focused on the recruitment and placement of Nurses in healthcare throughout Ireland and the UK. In July of 2016 Medacs Healthcare under the Impellam Group Plc acquired Nursing Station. Peter has since founded Medical Job board www.MedicalstaffIreland.com in 2015. Mr. O’Brien graduated from Griffith College, Cork 2004 with a Diploma in Marketing, Sales, PR and Advertising.

Our company believes that Mr. O'Brien's professional background and experience give him the qualifications and skills necessary to serve as a director and officer of our company.

There have been no transactions between our company and Peter O'Brien since our company’s last fiscal year which would be required to be reported herein.

Effective November 18. 2016, Peter O'Brien acquired all of the 6,000,000 shares of our common stock owned by James Manley, in a private transaction. The 6,000,000 shares of our common now controlled by Mr. O'Brien represents 79% of our company's issued and outstanding shares of common stock. Mr. Manley holds no additional shares of our common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Senior Promissory Note, dated November 18, 2016 between our company and Malibu Investments Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT KNOX DEVELOPMENT CORP.

Date: November 18, 2016	By:	/s/ Peter O'Brien
Peter O'Brien
President and Director

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